EXHIBIT 99.1


FOR IMMEDIATE RELEASE

ADA-ES ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

LITTLETON, CO - November 7, 2003 - ADA-ES, Inc. (OTCBB:ADES) today announced financial results for the third quarter and nine-month period ended September 30, 2003. See attached tables.

For the third quarter, total revenues increased 5% to $1.5 million from $1.4 million in the same quarter last year. Due to staffing additions, general and administrative expenses increased, resulting in operating income of $74,000 compared to $123,000 in the third quarter of 2002. Net income was $71,000 or $.02 per share for the quarter versus $120,000 $.04 per share in last year's third quarter. The third quarter represented the Company's seventh consecutive quarter of profitability.

For the first nine months of 2003, revenues rose 13% to $4.4 million from $3.9 million in the comparable period of 2002. Due to staffing additions, operating income was $256,000 or $.07 per share in the nine-month period of 2003, compared to $351,000 or $.10 per share in the same period last year, while net income was $237,000 versus $326,000 in the first nine months of 2002.

Dr. Michael Durham, President of ADA-ES, stated, "Mercury emission control sales rose 39% in the third quarter and 42% in the nine-month period, which supported lower revenues in flue gas conditioning and combustion aids. Importantly, gross profit in this segment grew at a faster rate than sales - by 188% in the quarter and 78% year-to-date. We expect continued growth in this area of business resulting from contracts in hand and others being negotiated for mercury measurement and control work being conducted at power plants across the country."

Dr. Durham continued, "During the quarter, we completed the spin-off from Earth Sciences and commenced trading as a independent Company. Now that ADA-ES is operating as a separate entity, we believe the Company is better positioned to capitalize on the market potential relating to pending mercury emission regulations, which the Department of Energy estimates will produce a $2 - 5 billion market. Additionally, subsequent to the completion of the spin-off, Arch Coal invested $1.3 million in ADA-ES, including $1.0 million of common stock at $7.26 per share. This investment further strengthened our existing relationship with Arch to jointly market ADA-249 to cyclone-fired power plants."

Dr. Durham added, "More recently, we announced the addition of two new members to our Board of Directors, John Eaves, COO of Arch Coal, and Jeffrey Smith, an attorney with 25 years of experience in environmental law. We believe their expertise will be extremely valuable to ADA-ES."


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ADA-ES, Inc. News Release
Page 2
November 7, 2003

Mark McKinnies, CFO of ADA-ES, commented, "At September 30, 2003, ADA-ES had working capital of $1.2 million, an increase of $508,000 from the second quarter of 2003. We achieved cash flow from operations for the first nine months of 2003 of $157,000, as compared to $80,000 in the same period of 2002. We expect to generate positive cash flow from operations throughout 2003."

Dr. Durham concluded, "Based on our unique position in the emerging market for mercury emission control and the strategic relationships we have established for this segment and our combustion aids segment, we are enthusiastic about the Company's near and long-term business prospects. We look forward to updating you with our progress."

Conference Call
Management will conduct a conference call on Friday, November 7, 2003 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 973-935-8504 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company Actual events or results - including predicted revenues and achievement of positive cash flow -
- could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, laws or regulations, demand for the company's securities, and other factors discussed in the company's filings with the U.S. Securities and Exchange Commission. believes reasonable, but such projections and statements involve significant uncertainties.

Contact:
ADA-ES, Inc.                                 Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President     The Equity Group Inc.
Mark H. McKinnies, CFO                       www.theequitygroup.com
(303) 734-1727                               Loren G. Mortman,
www.adaes.com                                (212) 836-9604
                                             LMortman@equityny.com
                                             Lauren Barbera,
                                             (212) 836-9610
                                             LBarbera@equityny.com

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ADA-ES, Inc. News Release                                               Page 3
November 7, 2003

                       ADA-ES, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                                  (unaudited)
                  (amounts in thousands, except per share amounts)

                                         Three months ended  Nine months ended
                                            September 30,      September 30,
	                                      2003      2002      2003     2002
REVENUES:
     Flue gas conditioning                 $  452      649     1,534    1,845
     Mercury emission control               1,018      730     2,552    1,794
     Combustion aids and other                 44       61       300      235
                                            -----    -----     -----    -----
        Total revenues                      1,514    1,440     4,386    3,874

COST AND EXPENSES:
    Operating                                 919      793     2,350    1,956
    General and administrative                467      451     1,563    1,362
    Research & development                     19       43       126      118
    Depreciation and amortization              35       30        91       87
                                            -----    -----     -----    -----
             Total expenses                 1,440    1,317     4,130    3,523
                                            -----    -----     -----    -----
OPERATING INCOME                               74      123       256      351
OTHER INCOME (EXPENSE):
    Interest expense                           (6)      (3)       (7)     (25)
    Other, net                                  3       --       (12)      --
                                            -----    -----     -----    -----
     Total other income (expense)              (3)      (3)      (19)     (25)
                                            -----    -----     -----    -----
NET INCOME                                 $   71      120       237      326
                                           ======   ======    ======   ======
NET INCOME PER COMMON Share (as adjusted,
 Basicand Diluted):                         $ .02      .04       .07      .10
                                             ====     ====      ====     ====
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING, adjusted (000's):             3,376    3,344     3,355    3,344
                                           ======   ======    ======   ======

See notes accompanying the Company's consolidated financial statements in its Form 10-QSB for September 30, 2003.



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ADA-ES, Inc. News Release                                              Page 4
November 7, 2003


                             ADA-ES, Inc. and Subsidiary
                             Consolidated Balance Sheets
                                     (unaudited)
                               (amounts in thousands)
                                                           9/30/03   12/31/02

                            ASSETS

CURRENT ASSETS:
  Cash, and cash equivalents                              $   785   $   325
  Trade receivables, net of allowance for doubtful
   accounts of $5                                           1,021     1,081
  Prepaid expenses, inventory and other                       144       167
                                                             ----      ----
      Total current assets                                  1,950     1,573

PROPERTY, PLANT AND EQUIPMENT, at cost                      1,263       950
    Less accumulated depreciation and amortization           (761)     (678)
                                                           ------    ------
          Net property and equipment                          502       272

GOODWILL, net of amortization                               2,024     2,024
INTANGIBLE ASSETS, net of amortization                        107        88
OTHER ASSETS                                                   17        17
                                                           ------    ------
TOTAL ASSETS                                              $ 4,600  $  3,974
                                                           ======    ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable                                           $   118  $      4
  Accounts payable                                            291       454
  Accrued expenses                                            244       173
  Deferred revenues                                           130       383
                                                            -----     -----
      Total current liabilities                               783     1,014

LONG-TERM LIABILITIES:
  Notes payable - affiliates                                  300        --
  Notes payable - bank                                        522        --
  Other                                                       200        10
                                                            -----     -----
	                                                      1,022        10
STOCKHOLDERS' EQUITY:
  Common stock, no par value                                4,461     5,326
  Receivable from parent                                       --      (473)
  Accumulated deficit                                      (1,666)   (1,903)
                                                           ------    ------
Total stockholders' equity                                  2,795     2,950
                                                           ------    ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 4,600  $  3,974
                                                           ======    ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for September 30, 2003.

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